ATSG Third Quarter 2011 Results	Page 1

ATSG'S ADJUSTED PRE-TAX EARNINGS UP 34 PERCENT Non-Cash Impairment Charges of $27.1 Million Related to DB Schenker Restructuring

WILMINGTON, Ohio, November 7, 2011 - Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported sharply improved third quarter financial results after excluding non-cash impairment charges. Highlights of the quarter compared to the prior year period included:

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Pre-tax losses from continuing operations were $6.7 million while net losses from continuing operations totaled $4.8 million, or $0.08 per share diluted. Third-quarter 2011 earnings included $27.1 million in impairment charges related to reductions in business with DB Schenker that began in September, and $1.9 million in unrealized losses on derivative instruments related to the company's new credit facilities adopted in May.

•
Excluding impairment and derivative charges, pre-tax and net earnings from continuing operations increased by 34 percent and 22 percent, respectively, versus the third quarter 2010 results. Adjusted pre-tax earnings were $22.4 million excluding the impairment and derivative charges, up from $16.7 million in the third quarter of 2010, principally because of increased earnings from ATSG's freighter leasing business. Net earnings from continuing operations excluding those charges and their related tax effects were $13.9 million, up from $11.4 million in the third quarter of 2010. Net interest expense under the new credit agreement reached in May 2011 decreased $1.3 million for the third quarter compared to a year ago. Pre-tax losses for the quarter generated an income tax benefit of $1.8 million.

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Third-quarter EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), adjusted for non-cash impairment and derivative losses, totaled $48.3 million, up 10 percent from $44.0 million in the third quarter of 2010. Adjusted EBITDA is a non-GAAP measure of financial performance. The definition and reconciliation of ATSG's third-quarter Adjusted EBITDA to GAAP net income is provided at the end of this release.

•
Revenues increased 17 percent to $195.5 million, including customer-reimbursed costs, with increases evident from each of the company's reported segments and other business units. Excluding reimbursements, ATSG's revenues increased 19 percent to $151.4 million.

"Our business model, which emphasizes balanced, market-sensitive assignments of converted freighter aircraft between long-term dry leases and shorter-term wet lease or ACMI agreements, continues to generate strong cash flows even in uncertain economic conditions," Joe Hete, President and CEO of ATSG, said. “During the third quarter, our operating and cash flow returns remained strong despite the previously announced decision by our customer, DB Schenker, to phase out its dedicated air cargo network in favor of an outsourcing relationship with DHL. We are responding to those changes by reducing our costs, removing DC-8 and 727 freighter aircraft from service, and offering DHL access to additional 767 and 757 aircraft to meet their requirements related to their outsourcing relationship with DB Schenker.”

ATSG Third Quarter 2011 Results	Page 2

Operating Results
CAM Leasing
Cargo Aircraft Management (CAM) recorded pre-tax earnings of $16.2 million, excluding impairment charges, up 35 percent from $12.0 million in the third quarter of 2010. At the end of September, CAM had 58 freighter aircraft under lease, including 34 Boeing 767-200 and two 767-300 freighters. Of those thirty-six 767 freighters, 21 are under long-term lease to external parties, including two 767-200s leased to RIO Airlines of Brazil that entered service during the third quarter. CAM's second 767-300 freighter was deployed with an ATSG airline under an ACMI agreement in September, and another 767-200 was similarly deployed through an ATSG airline in October.
At this time, one Boeing 767-200 and one 767-300 are being converted to standard freighters. Another 767-300 passenger aircraft purchased in the second quarter, and a fifth 767-300 purchased in October will be converted to freighters and are expected to enter service in 2012.
CAM also purchased a 757-200 aircraft during the third quarter which is expected to complete its conversion to standard freighter by year-end. Another 757-200 aircraft purchased earlier this year entered prototype conversion into a combination passenger/freighter aircraft (combi) for intended deployment with the U.S. military in the second half of 2012. Additionally, in October, CAM purchased another Boeing 757-200 passenger aircraft for its second combi conversion.
Upon the completion of these aircraft conversions, CAM will own thirty-six 767-200 freighters, five 767-300 freighters, three 757-200 freighters and two 757-200 combi aircraft in its fleet. CAM continues to pursue selective opportunities for adding mid-size aircraft to its fleet.
ACMI Services
Third-quarter revenues from ACMI Services were $118.9 million, excluding fuel and other reimbursed expenses, up 16 percent from the third quarter of 2010. Third-quarter pre-tax earnings from ACMI Services were $2.8 million, excluding impairment charges, compared with $3.4 million in the third quarter of 2010. Third-quarter results were impacted by training costs to transition DC-8 crews into the Boeing 767 aircraft due to DB Schenker's restructuring and lower revenues from the U.S. military as a result of maintenance related cancellations and contractual rate reductions.
Revenue-generating block hours for this segment increased by 6 percent compared with the third quarter of 2010. Block hours increased due to additional CAM-owned and ATSG-operated 767 freighters added in the last 12 months, plus hours generated by four DHL-owned 767 freighters leased and operated by ABX Air under its Crew, Maintenance and Insurance (CMI) agreement with DHL, and one 767-300 freighter leased from a third party for ACMI service. These increases were offset in part by block hour reductions related to the DB Schenker restructuring.
Other Activities
Revenues from other businesses rose 14 percent to $26.3 million before elimination of inter-company results. These businesses had an aggregate pre-tax profit of $3.7 million in the third quarter of 2011, compared with $3.1 million a year earlier. Results reflect improved earnings from Airborne Maintenance and Engineering Services, ATSG's MRO business, compared with the prior year.
Impairment Charges
In late July, DB Schenker announced its plan to adopt a new business model in September leading to the phase-out of its North American dedicated air cargo network operated by ATSG. As a result, sixteen ATSG aircraft - eight DC-8 and eight Boeing 727 freighters - operated by Air Transport International

ATSG Third Quarter 2011 Results	Page 3

(ATI) and Capital Cargo International Airlines (CCIA) in DB Schenker's North American network were reduced to five DC-8 and four Boeing 727 aircraft effective September 2. On October 23, DB Schenker canceled scheduled operations for the remaining DC-8 aircraft, but retained two DC-8s as spare aircraft and the four scheduled Boeing 727 aircraft.

ATSG's impairment testing during the third quarter examined the expected cash flows from its Boeing 727 and DC-8 aircraft, and the value of goodwill and customer relationships of its associated entities. With the support of independent advisers, ATSG determined that the carrying value of its 727 and DC-8 assets, recorded goodwill and customer relationship intangible assets was overstated, resulting in third quarter pre-tax charges totaling $27.1 million.
Outlook
DB Schenker Relationship
Since September, DHL has provided DB Schenker with a portion of its air-cargo services via DHL's hub at the Cincinnati/Northern Kentucky International Airport. It's ATSG's understanding that DHL and DB Schenker are discussing a potential long-term outsourced air cargo agreement beginning in 2012. We expect that ABX Air, as an operator of DHL's U.S. air cargo network, and potentially other ATSG airlines, would continue to provide airlift and route coverage that DHL requires to serve DB Schenker's customers. Regardless of the outcome of those discussions, however, ATSG is marketing for sale its DC-8 and 727 freighter fleets and associated parts, excluding four DC-8 combi aircraft serving the U.S. military, and is reducing its workforce and operating expenses as appropriate.
“We are managing ATSG for maximum cash flow even under uncertain economic conditions," Hete said, "emphasizing long-term leases of freighter aircraft as opportunities arise, but also capitalizing on our unique aircraft, crew, maintenance and insurance (ACMI) capabilities in the mid-sized freighter category, and our ability to offer related incremental heavy maintenance, cargo handling and logistics services to meet continuing and seasonal market requirements. We are managing expenses very carefully while pursuing our growth goals through continued investment in more modern, mid-sized aircraft. As we retire our DC-8 and Boeing 727 freighter fleets, we expect to reduce our annual capitalized maintenance expenditures by $15-20 million starting in 2012. Further, we continue to project annual Adjusted EBITDA to exceed $200 million in 2012."
Conference Call

ATSG will host a conference call on Tuesday, November 8, 2011, at 10:00 a.m. Eastern time to review its financial results for the third quarter of 2011. Participants should dial 866-314-5232 and international participants should dial 617-213-8052 ten minutes before the scheduled start of the call and ask for conference pass code 20493963. The call also will be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors. A replay of the conference call will be available by phone on Tuesday, November 8, 2011 beginning at 2:00 p.m. and continuing through Tuesday, November 15, 2011, by dialing 888-286-8010 (international callers 617-801-6888); use pass code 90780875. The webcast replay will remain available via www.atsginc.com and www.earnings.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG,

ATSG Third Quarter 2011 Results	Page 4

through its leasing and airline subsidiaries, is the largest owner and operator of converted Boeing 767 freighter aircraft in the World. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, LLC; Cargo Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the cost and timing associated with the modification and deployment of Boeing 767 and Boeing 757 aircraft, the availability and cost to acquire used passenger aircraft for freighter modification, ATSG's continuing ability to place newly-modified aircraft into commercial service, ABX Air's ability to maintain on-time service and control costs under its operating agreement with DHL, the rate at which DB Schenker restructures its U.S. air cargo operations and ATSG's ability to redeploy or sell surplus aircraft resulting therefrom, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
REVENUES	$195,480	$167,726	$563,668	$488,781

OPERATING EXPENSES
Salaries, wages and benefits	48,872	41,074	140,546	129,830
Fuel	41,829	33,745	130,145	98,203
Depreciation and amortization	22,616	22,758	68,865	65,310
Maintenance, materials and repairs	23,740	22,446	67,426	57,355
Landing and ramp	5,691	5,419	18,128	17,830
Travel	7,575	5,667	20,803	16,383
Rent	5,872	4,881	16,946	12,257
Insurance	2,720	2,130	7,464	7,122
Impairment of goodwill and acquired intangibles	5,079	—	5,079	—
Impairment of aircraft and related equipment	22,065	—	22,065	—
Other operating expenses	10,931	8,378	29,481	26,956
	196,990	146,498	526,948	431,246

OPERATING INCOME	(1,510)	21,228	36,720	57,535
OTHER INCOME (EXPENSE)
Interest income	29	83	128	241
Interest expense	(3,304)	(4,641)	(10,944)	(14,424)
Write off of unamortized debt issuance costs	—	—	(2,886)	—
Unrealized gain/(loss) on derivative instruments	(1,881)	—	(5,437)	—
	(5,156)	(4,558)	(19,139)	(14,183)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6,666)	16,670	17,581	43,352

INCOME TAX BENEFIT(EXPENSE)	1,840	(5,282)	(7,246)	(15,299)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(4,826)	11,388	10,335	28,053

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	24	(230)	(74)	(58)

NET EARNINGS	$(4,802)	$11,158	$10,261	$27,995

EARNINGS (LOSS) PER SHARE - Basic
Continuing operations	$(0.08)	$0.18	$0.16	$0.45
Discontinued operations	—	—	—	—
NET EARNINGS (LOSS) PER SHARE	$(0.08)	$0.18	$0.16	$0.45

EARNINGS (LOSS) PER SHARE - Diluted
Continuing operations	$(0.08)	$0.18	$0.16	$0.44
Discontinued operations	—	(0.01)	—	—
NET EARNINGS (LOSS) PER SHARE	$(0.08)	$0.17	$0.16	$0.44

WEIGHTED AVERAGE SHARES
Basic	63,334	62,811	63,267	62,805
Diluted	63,334	64,202	64,078	64,076

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,779	$46,543
Accounts receivable, net of allowance of $1,207 in 2011 and $1,090 in 2010	42,360	40,876
Inventory	8,685	7,205
Prepaid supplies and other	10,667	10,132
Deferred income taxes	11,977	12,879
TOTAL CURRENT ASSETS	102,468	117,635

Property and equipment, net	742,233	658,756
Other assets	19,902	25,227
Intangibles	6,458	9,259
Goodwill	86,980	89,777
TOTAL ASSETS	$958,041	$900,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$50,698	$40,558
Accrued salaries, wages and benefits	24,824	24,145
Accrued expenses	11,894	12,144
Current portion of debt obligations	13,085	36,591
Unearned revenue	11,935	10,794
TOTAL CURRENT LIABILITIES	112,436	124,232
Long-term debt obligations	323,055	265,937
Post-retirement liabilities	101,862	116,614
Other liabilities	57,991	52,048
Deferred income taxes	47,475	39,746

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,069,154 and 63,652,228 shares issued and outstanding in 2011 and 2010, respectively	641	637
Additional paid-in capital	520,152	518,925
Accumulated deficit	(160,990)	(171,251)
Accumulated other comprehensive loss	(44,581)	(46,234)
TOTAL STOCKHOLDERS’ EQUITY	315,222	302,077
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$958,041	$900,654

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
CAM Leasing	$37,045	$28,559	$101,935	$71,176
ACMI Services
Airline services	118,936	102,366	336,436	322,277
Other Reimbursables	44,100	40,351	138,014	101,967
Severance and Retention activities	—	—	—	4,000
Total ACMI Services	163,036	142,717	474,450	428,244
Other Activities	26,335	23,040	77,242	63,188
Total Revenues	226,416	194,316	653,627	562,608
Eliminate internal revenues	(30,936)	(26,590)	(89,959)	(73,827)
Customer Revenues	$195,480	$167,726	$563,668	$488,781

Pre-tax Earnings from Continuing Operations:
CAM, inclusive of interest expense	16,156	11,991	43,256	28,282
ACMI Services
Airline services	2,758	3,448	4,808	11,369
Severance and Retention activities	—	—	—	3,549
	2,758	3,448	4,808	14,918
Asset impairments	(27,144)	—	(27,144)	—
Other Activities	3,672	3,124	7,001	5,600
Net, unallocated interest expense	(227)	(1,893)	(2,017)	(5,448)
Write off of unamortized debt issuance costs	—	—	(2,886)	—
Net loss on derivative instruments	(1,881)	—	(5,437)	—
Total Pre-tax Earnings (Loss)	$(6,666)	$16,670	$17,581	$43,352

Adjustments to Pre-tax Earnings (Loss):
Add Asset impairment charges	27,144	—	27,144	—
Add Net loss on derivative instruments	1,881	—	5,437	—
Add Write-off of unamortized debt issuance costs	—	—	2,886	—
Less DHL Severance and Retention activities	—	—	—	(3,549)
Adjusted Pre-tax Earnings	$22,359	$16,670	$53,048	$39,803

Notes: During the first half of 2011, the Company refinanced its long-term debt, recorded charges to write-off unamortized debt origination costs associated with terminated credit agreements and recognize losses for certain interest rate swaps which had been designated as hedges of the previous debt. Severance and Retention activities reflect compensation from DHL for ABX's costs and efforts to support DHL's U. S. network restructuring in 2008 through March 2010. Other Reimbursable revenues include certain operating costs that are reimbursed to the airlines by their customers. Such costs include fuel used, landing fees and certain aircraft maintenance expenses.

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less amounts related to the Severance and Retention agreement with DHL, plus net derivative losses, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt, plus asset impairment charges. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Earnings (Loss) from Continuing Operations Before
Income Taxes	$(6,666)	$16,670	$17,581	$43,352
Interest Income	(29)	(83)	(128)	(241)
Interest Expense	3,304	4,641	10,944	14,424
Depreciation and Amortization	22,616	22,758	68,865	65,310
EBITDA from Continuing Operations	$19,225	$43,986	$97,262	$122,845
Add Asset impairment charges	27,144	—	27,144	—
Add Net loss on derivative instruments	1,881	—	5,437	—
Add Write-off of unamortized debt issuance costs	—	—	2,886	—
Less DHL Severance and Retention activities	—	—	—	(3,549)

Adjusted EBITDA from Continuing Operations	$48,250	$43,986	$132,729	$119,296

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less amounts related to the Severance and Retention Agreement with DHL which ended in March 2010, plus net derivative losses, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt, plus asset impairment charges.

Management uses EBITDA from Continuing Operations as an indicator of the cash generating performance of the operations of the Company. Management uses Adjusted EBITDA and Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations, and Adjusted Pre-tax Earnings should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.